CONTACT: News Media                                        FOR IMMEDIATE RELEASE
         ----------                                        8/7/2007
         Paul de la Plante
         (514) 590-6349

         Investor Relations
         ------------------
         Dave Dunnewald         Kevin Caulfield
         (303) 279-6565         (303) 277-6894


          MOLSON COORS REPORTS HIGHER NET INCOME AND EARNINGS PER SHARE
             ON HIGHER NET SALES AND VOLUME FOR 2007 SECOND QUARTER

      DENVER and MONTREAL, Aug. 7/PRNewswire-FirstCall/ - Molson Coors Brewing Company (NYSE: TAP; TSX) today reported higher consolidated sales volume, net income and earnings per share for the Company's fiscal 2007 second quarter.

      Key results for the Company's fiscal second quarter ended July 1, 2007, compared to the fiscal second quarter ended June 25, 2006, include the following:

      o     Net sales increased 5.9 percent to $1.68 billion.
      o     Sales volume of 11.5 million barrels, or 13.5 million hectoliters
            (HLs), grew 0.7 percent; total Company sales to retail (STRs) down
            0.7 percent. Canada STRs up 1.1 percent, U.S. STRs up 1.6 percent, U.K. STRs down 7.5 percent.
      o     Cost of goods sold increased 5.1 percent to $966.9 million.
      o Marketing, general and administrative expenses rose 1.9 percent to $456.9 million.
      o     Net income was $185.0 million.
      o     Income from continuing operations (after tax) was $184.3 million.
      o Excluding special and other one-time items, income from continuing operations (after tax) was $176.1 million, or $1.94 per diluted share, up 44.9 percent compared to $121.6 million, or $1.40 per diluted share, in the second quarter 2006. (See "Special and Other One-Time Items" and "Discontinued Operations" below.)

      All $ amounts in U.S. dollars. See tables below for reconciliations to nearest U.S. GAAP measures.

      Leo Kiely, Molson Coors president and chief executive officer, said, "We were pleased with our Company's performance during the second quarter. We were especially pleased that we continued to grow overall volume and achieved share gains in our two largest markets. We remained focused on building our strategic brands, led by Coors Light. In addition, we delivered on cost reduction plans across our global enterprise, offsetting a significant portion of our cost inflation challenges."

      Through the end of the second quarter 2007, the Company's year-to-date savings from merger synergies and next-generation cost savings programs totaled $78 million. Foreign exchange rate movements increased total-company pretax income by approximately $7 million in the second quarter 2007. The Company's effective tax rate during the second quarter 2007 for income from continuing operations was 13 percent, or 20 percent excluding special and other one-time items, compared to negative 3 percent and positive 31 percent, respectively, during the second quarter a year ago.

                                   (continued)

Molson Coors Brewing Company - 2

      Canada business pretax income was $146.2 million, excluding special and other one-time items, a 1.9 percent increase compared to the second quarter 2006. Canada sales volume increased 4.0 percent, driven by a 1.1 percent increase in sales to retail and the inclusion of the higher volume week leading into the Canada Day weekend in the second quarter 2007 versus its inclusion in the third quarter 2006. During the second quarter 2007, the Company's Canada business grew quarterly market share for the first time in nearly four years. Strong growth in Coors Light, Rickard's, Creemore, Carling and the Company's partner import brands was partially offset by a decline in other premium, discount and unsupported brands. Canada business net sales increased approximately 5 percent in local currency. Net sales per barrel increased approximately 1 percent in local currency compared to the second quarter 2006.

      Cost of goods sold per barrel increased approximately 6 percent in local currency, driven by growth of the Company's higher-cost super-premium partner import brands and the mark-to-market adjustments of certain foreign currency hedge positions. Synergies and other cost reduction initiatives more than offset the Canada business cost of goods increase related to inflation. Reductions in general and administrative expenses more than offset increased brand investments, resulting in a decrease of 1 percent in marketing, general and administrative expenses in local currency.

    United States Business

      U.S. business pretax income was $98.1 million, up 39.1 percent compared to the second quarter 2006, excluding special charges a year ago, driven by sales volume growth, higher net pricing and results of the Company's merger synergies and other cost saving initiatives. Sales volume and net sales in the U.S. business increased 3.1 percent and 5.4 percent, respectively, from the second quarter 2006, while net sales per barrel increased 2.2 percent. U.S. business 50-state sales to retail grew 2.0 percent, driven by a low-single-digit growth by Coors Light and double-digit growth of Blue Moon and mid-single-digit growth of Keystone Light.

      U.S. business cost of goods per barrel decreased 0.5 percent driven by cost-saving initiatives and lower depreciation expense, largely offset by higher commodity, transportation and packaging material costs. Synergies and other cost savings offset about two-thirds of cost of goods inflation in the U.S. business. Marketing, general and administrative expenses were down 0.9 percent, with higher brand-building and sales investments more than offset by decreases in general and administrative costs.

    Europe Business

      Excluding special items, Europe business pretax income was $38.9 million, up 5.1 percent from the second quarter 2006, driven by higher sales per barrel, continued progress on cost saving initiatives, higher pension income and an approximately 9 percent appreciation in the British pound versus the U.S. dollar. Europe business owned-brand sales volume decreased 7.5 percent compared to the second quarter 2006. Lower volumes were largely attributable to cycling increased sales during the World Cup soccer tournament a year ago, as well as unusually poor weather in the second quarter 2007. Europe business year-over-year results also were negatively

                                   (continued)

Molson Coors Brewing Company - 3

impacted by a $5.5 million gain on sale of real estate in the second quarter 2006. U.K. owned-brand net sales per barrel increased slightly more than 4 percent in local currency compared to the second quarter 2006. Cost of goods sold per barrel for the Company's owned brands decreased approximately 1 percent in local currency during the quarter. Marketing, general and administrative expenses in the U.K. decreased approximately 1 percent in local currency, with higher marketing spend in the second quarter more than offset by reductions in general and administrative costs.

Corporate Expenses

      The Company's Corporate general and administrative expenses totaled $30.3 million in the second quarter 2007, an increase of $2.0 million from the second quarter 2006 due to debt-restructure fees and investments in cost-saving projects. The Company's recent convertible offering and associated debt tender are expected to reduce future interest payments by approximately $15 million annually. In the second quarter 2007, net interest expense, excluding interest income from trade loans in the U.K., was $27.8 million, $12.0 million lower than a year ago due primarily to lower average net debt balances in 2007 and lower expense related to adjusting Ontario Beer Store interest rate swaps to market value.

Special and Other One-time Items

      During the second quarter 2007 the Company reported net special charges of $25.4 million including a $24.1 million charge in Canada related to the impairment of the value of the Company's Foster's U.S. license agreement, and $1.2 million in special restructuring expenses in the Europe business supply chain.

    One-time items during the second quarter 2007 included other income from a $16.7 million gain on the sale of the Company's equity interest in the House of Blues Canada business. In addition, one-time tax benefits reduced the Company's reported tax expense by $11.5 million in the second quarter 2007. The non-recurring tax benefits were related to revaluation of the Company's deferred tax assets and liabilities for a one-half percentage-point reduction in the Canada corporate income tax rate, as well as a one-time adjustment to reduce the Company's liabilities for unrecognized tax benefits.

      In the second quarter a year ago, the Company had reported net special charges totaling $25.8 million and a one-time tax benefit of $52.3 million from reductions in Canada federal and provincial corporate income tax rates.

Discontinued Operations

      The Company reports results for its former Brazilian unit, Cervejarias Kaiser ("Kaiser") as discontinued operations. The Company reported net income of $0.6 million from discontinued operations during the quarter arising from favorable foreign currency exchange rates that more than offset a small increase in the indemnity estimates related to Kaiser.

    2007 Second Quarter Earnings Conference Call

      Molson Coors Brewing Company will conduct an earnings conference call with financial analysts and investors at noon Eastern Time today to discuss the Company's 2007 second quarter results.

                                   (continued)

Molson Coors Brewing Company - 4

The Company will provide a live webcast of the earnings call. Approximately two hours after the conclusion of the earnings call, the Company also will host an online, real-time webcast of an Investor Relations Follow-up Session with financial analysts at 3:00 p.m. Eastern Time. Both webcasts will be accessible via the Company's website, http://www.molsoncoors.com. Online replays of the webcasts will be available until 11:59 p.m. Eastern Time on September 30, 2007.

Reconciliations to Nearest U.S. GAAP Measures

2007 Second Quarter After-tax Income From Continuing Operations, Excluding Special and Other One-time Items

(Note: Some numbers may not sum due to rounding.)


(In millions of $US, except per share data)                              2nd Q 2007           2nd Q 2006
--------------------------------------------------------------------------------------------------------
U.S. GAAP:    After-tax income from continuing operations:                  $184.3               $157.6
              Per diluted share                                             $ 2.03               $ 1.82
Add back:     Pretax special items - net                                      25.4                 25.8
Minus:        Gain on sale of House of Blues Canada equity
              investment (other income)                                      (16.7)                  --
Minus:        Tax effect on special items and gain on sale of
              House of Blues Canada equity investment                         (5.5)                (9.6)
Minus:        One-time tax benefits                                          (11.5)               (52.3)
Non-GAAP:     After-tax income (loss) from continuing operations,
              excluding special and other one-time items:                   $176.1               $121.6
              Per diluted share:                                            $ 1.94               $ 1.40

2007 Second Quarter Pretax Income From Continuing Operations, Excluding Special and Other One-time Items

(Note: Some numbers may not sum due to rounding.)

(In millions of $US)                                                           Business
                                                       ---------------------------------------------------------      Total
                                                          Canada          U.S.          Europe       Corporate     Consolidated
                                                       ------------   ------------   ------------   ------------   ------------
U.S. GAAP:    2007 2nd Q pretax income (loss)
              from continuing operations - reported          $138.8          $98.1          $37.7         ($57.5)        $217.1

Add back:     Pretax special items - net                       24.1             --            1.2             --           25.4

Minus:        Gain on sale of House of Blues Canada
              equity investment (other income)                (16.7)            --             --             --          (16.7)
                                                       ------------   ------------   ------------   ------------   ------------
Non-GAAP:     2007 2nd Q Pretax income (loss) from
              continuing operations, excluding
              special and other one-time items               $146.2          $98.1          $38.9         ($57.5)        $225.8
-------------------------------------------------------------------------------------------------------------------------------
Percent change 2007 2nd Q vs. 2006 2nd Q pretax
  from continuing operations, excluding
  special and other one-time items                              1.9%          39.1%           5.1%         (15.6%)         23.4%
-------------------------------------------------------------------------------------------------------------------------------
U.S. GAAP:    2006 2nd Q pretax income (loss)
              from continuing operations                     $143.5          $44.1          $38.9         ($69.4)        $157.1

Plus (Minus): Pretax special items - net                         --           26.4           (1.9)           1.3           25.8
                                                       ------------   ------------   ------------   ------------   ------------
Non-GAAP:     2006 2nd Q Pretax income (loss)
              from continuing operations, excluding
              special and other one-time items               $143.5          $70.5          $37.0         ($68.1)         182.9
-------------------------------------------------------------------------------------------------------------------------------

                                   (continued)

Molson Coors Brewing Company - 5

      Pretax and After-tax Income (Loss) From Continuing Operations, Excluding Special and Other One-time Items should be viewed as a supplement to -- not a substitute for -- our results of operations presented on the basis of accounting principles generally accepted in the United States. We believe that Pretax and After-tax Income (Loss) From Continuing Operations, Excluding Special and Other One-time Items is used by and is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to evaluate our performance without regard to items such as special items, which can vary substantially from company to company depending upon accounting methods and book value of assets and capital structure. Our management uses Pretax and After-tax Income (Loss) From Continuing Operations, Excluding Special and Other One-time Items as a measure of operating performance to assist in comparing performance from period to period on a consistent basis; as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; and in communications with the board of directors, stockholders, analysts and investors concerning our financial performance.

Forward-Looking Statements

      This press release includes "forward-looking statements" within the meaning of the federal securities laws, and language indicating trends, such as "trend improvements," "progress," "anticipated," "expected," "improving sales trends" and "on track." It also includes financial information, of which, as of the date of this press release, the Company's independent auditors have not completed their review. Although the Company believes that the assumptions upon which the financial information and its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct. Important factors that could cause actual results to differ materially from the Company's projections and expectations are disclosed in the Company's filings with the Securities and Exchange Commission. These factors include, among others, changes in consumer preferences and product trends; price discounting by major competitors; unanticipated expenses, margin impact and other factors resulting from the recent merger; failure to realize anticipated results from synergy initiatives; and increases in costs generally. All forward-looking statements in this press release are expressly qualified by such cautionary statements and by reference to the underlying assumptions. We do not undertake to update forward-looking statements, whether as a result of new information, future events or otherwise.


                                      # # #

                  MOLSON COORS BREWING COMPANY AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                         Thirteen Weeks Ended               Twenty-Six Weeks Ended
                                                 ----------------------------------    ----------------------------------
                                                   July 1, 2007      June 25, 2006       July 1, 2007      June 25, 2006
                                                 ---------------    ---------------    ---------------    ---------------
Volume in barrels                                         11,509             11,424             20,378             20,043
                                                 ===============    ===============    ===============    ===============

Sales                                            $     2,244,024    $     2,130,047    $     3,895,219    $     3,673,993
Excise taxes                                            (567,757)          (547,022)          (990,341)          (937,122)
                                                 ---------------    ---------------    ---------------    ---------------
    Net Sales                                          1,676,267          1,583,025          2,904,878          2,736,871
Cost of goods sold                                      (966,897)          (919,976)        (1,737,059)        (1,646,644)
                                                 ---------------    ---------------    ---------------    ---------------
    Gross profit                                         709,370            663,049          1,167,819          1,090,227
Marketing, general and administrative expenses          (456,894)          (448,281)          (853,692)          (837,139)
Special items, net                                       (25,379)           (25,840)           (33,610)           (52,671)
                                                 ---------------    ---------------    ---------------    ---------------
    Operating income                                     227,097            188,928            280,517            200,417
Interest expense, net                                    (24,967)           (36,894)           (51,285)           (68,849)
Other income, net                                         14,942              5,045             16,193              2,804
                                                 ---------------    ---------------    ---------------    ---------------
    Income from continuing operations before
    income taxes and minority interests                  217,072            157,079            245,425            134,372
Income tax (expense) benefit                             (28,423)             4,965            (33,736)            12,403
                                                 ---------------    ---------------    ---------------    ---------------
    Income from continuing operations before
    minority interests                                   188,649            162,044            211,689            146,775
Minority interests in net income of
consolidated entities                                     (4,305)            (4,402)            (8,108)            (7,703)
                                                 ---------------    ---------------    ---------------    ---------------
    Income from continuing operations                    184,344            157,642            203,581            139,072
Gain (loss) from discontinued operations,
net of tax                                                   619             (1,415)           (14,211)           (13,082)
                                                 ---------------    ---------------    ---------------    ---------------
    Net income                                   $       184,963    $       156,227    $       189,370    $       125,990
                                                 ===============    ===============    ===============    ===============

Basic income (loss) per share:
    From continuing operations                   $          2.06    $          1.83    $          2.29    $          1.62
    From discontinued operations                            0.01              (0.01)             (0.16)             (0.15)
                                                 ---------------    ---------------    ---------------    ---------------
Basic net income per share                       $          2.07    $          1.82    $          2.13    $          1.47
                                                 ===============    ===============    ===============    ===============

Diluted income (loss) per share:
    From continuing operations                   $          2.03    $          1.82    $          2.26    $          1.61
    From discontinued operations                            0.01              (0.01)             (0.16)             (0.15)
                                                 ---------------    ---------------    ---------------    ---------------
Diluted net income per share                     $          2.04    $          1.81    $          2.10    $          1.46
                                                 ===============    ===============    ===============    ===============

Weighted average shares - basic                           89,471             85,953             88,771             85,819
Weighted average shares - diluted                         90,621             86,526             90,047             86,351

Dividends per share                              $          0.32    $          0.32    $          0.64    $          0.64
                                                 ===============    ===============    ===============    ===============

                  MOLSON COORS BREWING COMPANY AND SUBSIDIARIES
                      CANADA SEGMENT RESULTS OF OPERATIONS
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                       Thirteen Weeks Ended                 Twenty-Six Weeks Ended
                                                 ----------------------------------    ----------------------------------
                                                   July 1, 2007      June 25, 2006       July 1, 2007      June 25, 2006
                                                 ---------------    ---------------    ---------------    ---------------
Volume in barrels                                          2,344              2,253              3,979              3,844
                                                 ===============    ===============    ===============    ===============

Sales                                            $       683,857    $       643,858    $     1,124,395    $     1,073,788
Excise taxes                                            (149,321)          (147,574)          (252,006)          (248,185)
                                                 ---------------    ---------------    ---------------    ---------------
    Net sales                                            534,536            496,284            872,389            825,603
Cost of goods sold                                      (266,025)          (235,665)          (464,566)          (424,193)
                                                 ---------------    ---------------    ---------------    ---------------
    Gross profit                                         268,511            260,619            407,823            401,410
Marketing, general and administrative expenses          (120,473)          (118,418)          (216,790)          (214,414)
Special items, net                                       (24,131)                --            (28,210)                --
                                                 ---------------    ---------------    ---------------    ---------------
    Operating income                                     123,907            142,201            162,823            186,996
Other income, net                                         14,896              1,281             17,166              1,803
                                                 ---------------    ---------------    ---------------    ---------------
    Earnings before income taxes                 $       138,803    $       143,482    $       179,989    $       188,799
                                                 ===============    ===============    ===============    ===============

                  MOLSON COORS BREWING COMPANY AND SUBSIDIARIES
                   UNITED STATES SEGMENT RESULTS OF OPERATIONS
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                        Thirteen Weeks Ended                 Twenty-Six Weeks Ended
                                                 ----------------------------------    ----------------------------------
                                                   July 1, 2007      June 25, 2006       July 1, 2007      June 25, 2006
                                                 ---------------    ---------------    ---------------    ---------------
Volume in barrels                                          6,629              6,428             11,829             11,386
                                                 ===============    ===============    ===============    ===============

Sales                                            $       880,089    $       835,873    $     1,561,654    $     1,475,376
Excise taxes                                            (119,302)          (114,094)          (212,808)          (202,323)
                                                 ---------------    ---------------    ---------------    ---------------
    Net sales                                            760,787            721,779          1,348,846          1,273,053
Cost of goods sold                                      (461,712)          (449,960)          (824,973)          (795,169)
                                                 ---------------    ---------------    ---------------    ---------------
    Gross profit                                         299,075            271,819            523,873            477,884
Marketing, general and administrative expenses          (201,244)          (203,074)          (381,452)          (372,520)
Special items, net                                            --            (26,422)                --            (48,146)
                                                 ---------------    ---------------    ---------------    ---------------
    Operating income                                      97,831             42,323            142,421             57,218
Other income, net                                            251              1,775                898              1,904
                                                 ---------------    ---------------    ---------------    ---------------
    Earnings before income taxes                 $        98,082    $        44,098    $       143,319    $        59,122
                                                 ===============    ===============    ===============    ===============

                  MOLSON COORS BREWING COMPANY AND SUBSIDIARIES
                      EUROPE SEGMENT RESULTS OF OPERATIONS
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                        Thirteen Weeks Ended                Twenty-Six Weeks Ended
                                                 ----------------------------------    ----------------------------------
                                                   July 1, 2007      June 25, 2006       July 1, 2007      June 25, 2006
                                                 ---------------    ---------------    ---------------    ---------------
Volume in barrels                                          2,536              2,743              4,570              4,813
                                                 ===============    ===============    ===============    ===============

Sales                                            $       678,730    $       648,579    $     1,206,687    $     1,122,418
Excise taxes                                            (299,134)          (285,354)          (525,527)          (486,614)
                                                 ---------------    ---------------    ---------------    ---------------
    Net sales                                            379,596            363,225            681,160            635,804
Cost of goods sold                                      (239,188)          (233,599)          (447,057)          (426,102)
                                                 ---------------    ---------------    ---------------    ---------------
    Gross profit                                         140,408            129,626            234,103            209,702
Marketing, general and administrative expenses          (104,922)           (98,510)          (203,802)          (192,192)
Special items, net                                        (1,248)             1,917             (5,400)            (5,886)
                                                 ---------------    ---------------    ---------------    ---------------
    Operating loss                                        34,238             33,033             24,901             11,624
Interest income, net                                       2,854              2,885              5,702              5,689
Other income (expense), net                                  574              3,027             (1,591)               460
                                                 ---------------    ---------------    ---------------    ---------------
    Loss before income taxes                     $        37,666    $        38,945    $        29,012    $        17,773
                                                 ===============    ===============    ===============    ===============

                  MOLSON COORS BREWING COMPANY AND SUBSIDIARIES
                         CORPORATE RESULTS OF OPERATIONS
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                         Thirteen Weeks Ended                Twenty-Six Weeks Ended
                                                 ----------------------------------    ----------------------------------
                                                   July 1, 2007      June 25, 2006       July 1, 2007      June 25, 2006
                                                 ---------------    ---------------    ---------------    ---------------
Net sales (1)                                    $         1,348    $         1,737    $         2,483    $         2,411
Cost of goods sold (1)                                        28               (752)              (463)            (1,180)
                                                 ---------------    ---------------    ---------------    ---------------
    Gross profit                                           1,376                985              2,020              1,231
General and administrative expenses                      (30,255)           (28,279)           (51,648)           (58,013)
Special items, net                                            --             (1,335)                --              1,361
                                                 ---------------    ---------------    ---------------    ---------------
    Operating loss                                       (28,879)           (28,629)           (49,628)           (55,421)
Interest expense, net                                    (27,821)           (39,779)           (56,987)           (74,538)
Other expense, net                                          (779)            (1,038)              (280)            (1,363)
                                                 ---------------    ---------------    ---------------    ---------------
    Loss before income taxes                     $       (57,479)   $       (69,446)   $      (106,895)   $      (131,322)
                                                 ===============    ===============    ===============    ===============

(1) The amounts shown are reflective of revenues and costs associated with the marketing of the Company's intellectual property, including trademarks and brands.

                  MOLSON COORS BREWING COMPANY AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                                           As of
                                                             ---------------------------------
                                                               July 1, 2007   December 31, 2006
                                                             ---------------   ---------------
Assets

Cash and cash equivalents                                    $       679,970   $       182,186
Receivables, net                                                     867,283           828,599
Total inventories, net                                               364,983           319,538
Other, net                                                           124,955           128,033
                                                             ---------------   ---------------
    Total current assets                                           2,037,191         1,458,356

Properties, net                                                    2,646,285         2,421,484
Goodwill and intangibles assets, net                               7,873,276         7,363,970
Other                                                                505,020           359,603
                                                             ---------------   ---------------
    Total assets                                             $    13,061,772   $    11,603,413
                                                             ===============   ===============

Liabilities and stockholders' equity

Accounts payable                                             $       324,998   $       419,650
Accrued expenses and other                                         1,219,509         1,376,025
Short-term borrowing and current portion of long-term debt           660,604             4,441
                                                             ---------------   ---------------
    Total current liabilities                                      2,205,111         1,800,116

Long-term debt                                                     2,163,823         2,129,845
Pension and post-retirement benefits                                 663,923           753,697
Other                                                              1,496,543         1,055,617
                                                             ---------------   ---------------
    Total liabilities                                              6,529,400         5,739,275

Minority interests                                                    53,548            46,782

Total stockholders' equity                                         6,478,824         5,817,356
                                                             ---------------   ---------------
    Total liabilities and stockholders' equity               $    13,061,772   $    11,603,413
                                                             ===============   ===============

                  MOLSON COORS BREWING COMPANY AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                                                Twenty-Six Weeks Ended
                                                                           ----------------------------------
                                                                             July 1, 2007      June 25, 2006
                                                                           ---------------    ---------------
Cash flows from operating activities:
Net income                                                                 $       189,370    $       125,990
    Adjustments to reconcile net income to net cash used in operating activities:
       Depreciation and amortization                                               167,440            228,214
       Change in working capital and other, net                                   (308,595)          (117,039)
                                                                           ---------------    ---------------
Net cash provided by operating activities                                           48,215            237,165
                                                                           ---------------    ---------------

Cash flows from investing activities:
    Additions to properties and intangible assets                                 (268,293)          (201,683)
    Proceeds from sale of assets and business, net                                  33,283             74,151
    Other, net                                                                       2,737              1,009
                                                                           ---------------    ---------------
Net cash used in investing activities                                             (232,273)          (126,523)
                                                                           ---------------    ---------------

Cash flows from financing activities:
    Issuance of stock under equity compensation plans                              167,874             27,724
    Dividends paid                                                                 (57,134)           (64,168)
    Net proceeds from (payments on) debt                                           599,601            (43,835)
    Other, net                                                                     (32,838)             7,042
                                                                           ---------------    ---------------
Net cash provided by (used in) financing activities                                677,503            (73,237)
                                                                           ---------------    ---------------

Cash and cash equivalents:
    Net increase in cash and cash equivalents                                      493,445             37,405
    Effect of foreign exchange rate changes on cash and cash equivalents             4,339              2,773
    Balance at beginning of year                                                   182,186             39,413
                                                                           ---------------    ---------------
Balance at end of period                                                   $       679,970    $        79,591
                                                                           ===============    ===============